Exhibit 8.1

110 NORTH WACKER • SUITE 4800 • CHICAGO, ILLINOIS 60606

TELEPHONE: +1.312.782.3939 • JONESDAY.COM

May 29, 2024

SITE Centers Corp.

3300 Enterprise Parkway

Beachwood, Ohio 44122

Re:	Registration Statement on Form S-3 filed by SITE Centers Corp.

Ladies and Gentlemen:

We have acted as counsel for SITE Centers Corp., an Ohio corporation (the “Company”), in connection with the registration for resale by certain of the Company’s shareholders identified in the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”) of 19,265,586 common shares, par value $0.10 per share, of the Company held by the selling shareholders (the “Common Shares”). The resale of the Common Shares is discussed in the prospectus (the “Prospectus”) constituting a part of the Registration Statement. The Common Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

You have requested our opinion concerning certain United States federal income tax considerations relating to the Company, including with respect to its election to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). In connection with our opinion, we have reviewed and are relying upon (i) the Registration Statement (including the exhibits thereto) and the Prospectus, (ii) the Fourth Amended and Restated Articles of Incorporation of the Company, as in effect on the date hereof, (iii) the Amended and Restated Code of Regulations of the Company as in effect on the date hereof, and (iv) such other documents, records, and instruments that we have deemed necessary or appropriate for purposes of our opinion, and have assumed their accuracy as of the date hereof. For purposes of our review, we have also assumed, with your consent, the authenticity of all documents we have examined as well as the genuineness of signatures and the validity of the indicated capacity of each party executing a document. We have also assumed, with your consent, that (a) the Company and each of the entities in which the Company holds, or has held, a direct or indirect interest, have been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (b) there will be no changes in the applicable laws of the State of Ohio or of any other jurisdiction under the laws of which the Company or any of the entities in which the Company holds, or has held, a direct or indirect interest, have been formed, (c) each of the written agreements

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DETROIT

DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID • MELBOURNE

MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • SAN DIEGO

SAN FRANCISCO • SÃO PAULO • SAUDI ARABIA • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

May 29, 2024

to which the Company or any of the entities in which the Company holds, or has held, a direct or indirect interest is, or was, a party has been and will be performed, construed, and enforced in accordance with its terms, and (d) the final executed versions of documents provided to us in draft form will not differ materially from such draft documents. In addition, we have relied upon the statements and representations contained in a certificate, dated as of the date hereof (the “Officer’s Certificate”), executed by a duly appointed officer of the Company, relating to the organization and operation of the Company. We have assumed that the statements and representations presented in the Officer’s Certificate are true without regard to any qualification as to knowledge, belief, intent, or materiality.

We have made such investigations of law and fact as we have deemed appropriate as a basis for our opinion. However, for purposes of our opinion, we have not made an independent investigation of the statements and representations set forth in the Officer’s Certificate, the Registration Statement (including the Prospectus), or the other documents, records, and instruments that we have relied upon. Our opinion is conditioned on the accuracy and completeness of the assumptions set forth herein and the statements and representations made in the Officer’s Certificate, the Registration Statement (including the Prospectus), and such other documents, records, and instruments and any change or inaccuracy in the statements and representations referred to in the Officer’s Certificate, the Registration Statement (including the Prospectus), and such other documents, records, and instruments may affect our conclusions set forth herein. In particular, we note that the Company may have engaged, and may engage, in transactions in connection with which we have not provided legal advice, have not reviewed, or of which we may be unaware.

Our opinion is based upon current provisions of the Code, the legislative history thereto, the existing applicable United States federal income tax regulations promulgated under the Code, published judicial authority, and currently effective published rulings, administrative pronouncements, and other guidance of the Internal Revenue Service (the “IRS”), all of which are subject to change at any time, possibly with retroactive effect, and subject to differing interpretations.

Based upon and subject to the foregoing and the qualifications set forth below, it is our opinion that:

(1) during the period commencing with the Company’s taxable year ended December 31, 1993, through its taxable year ended December 31, 2023, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current and proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2024, and for future taxable years; and

May 29, 2024

(2) the statements set forth in the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize United States federal income tax laws, present fair summaries of such laws in all material respects.

Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein. The qualification and taxation of the Company as a REIT depend upon the ability of the Company to satisfy on a continuing basis, through actual annual operating and other results, the various requirements under the Code and the Treasury Regulations promulgated thereunder and described in the Registration Statement (including the Prospectus) with regard to (i) organizational and operational matters, including, among other things, the sources of its income, the composition of its assets, and the level of its distributions to holders of the Company’s shares, and (ii) the diversity of ownership of the Company’s shares. Jones Day has not verified and will not review or verify the compliance of the Company with the requirements for qualification and taxation as a REIT on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations will satisfy the requirements under the Code and the applicable Treasury Regulations for the Company’s qualification and taxation as a REIT for its taxable year ending December 31, 2024, and subsequent taxable years.

Our opinions do not preclude the possibility that the Company or any subsidiary that is a REIT may need to utilize one or more of the various “savings provisions” under the Code and the regulations thereunder that, if certain requirements are satisfied, would permit the Company or any such subsidiary to cure certain violations of the requirements for qualification and taxation as a REIT.

In rendering our opinion, we are expressing our views only as to the United States federal income tax laws. We do not undertake to advise you of the effect of changes in matters of law or fact occurring subsequent to the date hereof. This opinion is not binding upon the IRS or the courts. There can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more of the positions reflected in the foregoing opinion or that our opinion will be upheld by the courts if challenged by the IRS.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement filed by the Company to effect registration of the Common Shares under the Securities Act and to the reference to us under the caption “Certain U.S. Federal Income Tax Considerations” in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day